EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

                            dated as of July _, 1999

                                  by and among

                              ARIS INDUSTRIES, INC.

                             XOXO ACQUISITION CORP.

                                       and

                                   LOLA, INC.

                                       and

                          GREGG FIENE, MICHELE BOHBOT,
                              and LYNN FIENE HANSON



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         This AGREEMENT AND PLAN OF MERGER, dated as of July __, 1999, is made and entered into by and among Aris Industries, Inc., a New York corporation ("Parent"), XOXO Acquisition Corp., a California corporation wholly owned by Parent ("Sub"), Lola, Inc., a California corporation (the "Company" and, collectively with Sub, the "Constituent Corporations") wholly owned by Gregg Fiene, ("Fiene"), an individual residing in California, Michele Bohbot ("Bohbot"), an individual residing in California and Lynn Fiene Hanson ("Hanson"), an individual residing in California (collectively, the "Shareholders", and together with the Company, the "Company Group"). Terms not otherwise defined have the meanings set forth in Section 12.1.

                                R E C I T A L S:

         A. The Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which the Company would merge with and into the Sub (the "Merger").

         B. Parent, Sub, the Company and the Shareholders desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement, the Company shall be merged with and into Sub in accordance with the General Corporation Law of the State of California (the "GCL"). The Sub shall be the surviving corporation in the Merger (the "Surviving Corporation") and the separate existence of the Company shall cease. As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or canceled in the manner provided in Article II.

         1.2 Effective Time. On the Closing Date, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of California (the "Secretary of State") for filing, as provided in Section 1103 of the GCL. The Merger shall become effective at the time the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").



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         1.3 Effect of the Merger. At the Effective Time, the effect of the
Merger shall be as provided in this Agreement and the applicable provisions of California law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Closing. The closing of the Merger (the "Closing") will take place at the offices of Troop Steuber Pasich Reddick & Tobey, LLP or, if required by Parent's lenders at the offices of its lawyers in New York, at 10:00 a.m., local time, three business days after Parent shall have given notice to the Company that all of the conditions to consummation of the Merger shall have been satisfied or waived by Parent but in no event later than August 15, 1999. At the Closing (a) the Shareholders shall deliver for cancellation certificates representing all issued and outstanding shares of Company Common Stock, (b) Parent shall deliver to the Shareholders their pro rata share (as set forth on Schedule 1.4) of $10,000,000 and certificates representing their pro rata share (as set forth in Schedule 1.4) of 6,500,000 shares of the common stock, par value $.01 per share of Parent ("Parent Common Stock"); and (c) the parties shall execute and deliver to each other the certificates and other documents and instruments required to be delivered under Article VIII.

         1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (a) the Certificate of Incorporation of the Sub as in effect immediately prior to the Effective Time shall be amended to change its name to XOXO, Inc. and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (b) the Bylaws of the Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         1.6 Directors and Officers of the Surviving Corporation. The directors of the Sub, and the officers of the Company, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified, provided, however, Parent shall cause Fiene to be added as a director of the Surviving Corporation and of Parent concurrent with the Effective Time.

         1.7 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.


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                                   ARTICLE II.

           CONVERSION OF SHARES; ADJUSTMENTS; ADDITIONAL PARENT SHARES

         2.1 Conversion of Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities, the following shall occur:

         (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate evidencing ownership of shares of Sub Common Stock shall evidence ownership of shares of capital stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock and Stock Owned by Parent and Subsidiaries. All shares of common stock, no par value, of the Company ("Company Common Stock") that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) Exchange Ratio for Company Common Stock. Each share of Company Common Stock issued and outstanding at the Effective Time, other than shares to be canceled in accordance with Section 2.1(b), shall be canceled and extinguished and automatically converted subject to Section 2.1(d) into the right to receive (A) $10,000,000 divided by the number of shares of Company Common Stock outstanding at the Effective Time, and (B) such number (the "Conversion Number") of shares of Parent Common Stock equal to the quotient of
(i) 6,500,000 (the "Aggregate Conversion Amount) divided by (ii) the number of shares of Company Common Stock outstanding at the Effective Time, subject to adjustment in accordance with the next sentence. If, prior to the Effective Time, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification, reorganization, reclassification or the like of its shares, any shares of Parent Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately after, and the denominator of which shall be the number of shares of Parent Common Stock outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number. The parties agree that a fair value of the Parent Company Stock being issued hereunder is $1.50 per share.

         (d) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be


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received by such holder) shall, upon surrender of such holder's certificate(s), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the ten (10) most recent days that Parent Common Stock has traded ending on the trading day ending one day prior to the Closing Date, as reported on the OTC BB.

         (e) Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and an agreement to indemnify the Parent against any claim that may be made against it with respect to such certificate, the Parent will issue in exchange for such lost, stolen or destroyed certificate the aggregate merger consideration into which the shares of Company Common Stock represented by such certificate would have been converted and any fractional payment due in connection therewith.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Each member of the Company Group (except for Hanson, who only makes the representations and warranties contained in Sections 3.2(b) (but only that the shares of Common Stock owned by Hanson are free and clear of any liens, claims, mortgages, encumbrances, pledges, security interest, equities and charges of any kind), 3.27 and 3.28), jointly and severally, represents and warrants to Parent and Sub as follows:

         3.1 Organization; Good Standing.

         (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The Company is qualified to do business and is in good standing in the jurisdictions listed on Schedule 3.1(a). Other than as listed in Schedule 3.1(a) the Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to do so qualify would have a Material Adverse Effect on the Company.

         (b) Except as set forth on Schedule 3.1(b), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Any references to the "Company" in Sections 3.6 through
3.24 and Section 5.1 shall include the Company's subsidiaries identified on
Schedule 3.1(b).


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         3.2 Capital Stock. (a) The authorized capital stock of the Company consists solely of 100,000 shares of Company Common Stock, of which 10,000 are issued and outstanding, and none of which are reserved for issuance under any Contract. There are no outstanding subscriptions, options, warrants, rights, preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

         (b) Other than as set forth on Schedule 3.2(b), all outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Shareholders, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each, a "Lien"). The number of shares of Company Common Stock owned by each Shareholder is set forth on
Schedule 3.2(b).

         (c) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

         3.3 Authority Relative to this Agreement. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and Shareholders of the Company, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.4 Officers; Directors; Corporate Documents. Section 3.4 of the Disclosure Schedule lists the name of each director and officer of the Company on the date hereof, and the position with the Company each holds. Prior to the date hereof, the Company has delivered to Purchaser true and complete copies of the Certificate of Incorporation and By-Laws of the Company as in effect on the date hereof.


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         3.5 Financial Statements; Absence of Undisclosed Liabilities.

         (a) Prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of the Financial Statements.

         (b) The Financial Statements (i) were prepared in accordance with the Books and Records of the Company, (ii) fairly and accurately present the financial condition of the Company as of the date thereof and (iii) were prepared in accordance with GAAP.

         (c) The Company does not have any liabilities (whether absolute, accrued or contingent) except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the balance sheet of the Company or reflected in the notes thereto as of April 30, 1999, (b) liabilities incurred since April 30, 1999 in the ordinary course of business, (c) liabilities disclosed in Schedule 3.5(c), or (d) liabilities under executory contracts disclosed (or contracts in the ordinary course of business not required to be disclosed) in the Schedules to this Agreement.

         3.6 Real Property. Section 3.6 of the Disclosure Schedule lists each parcel of real property leased by the Company, as lessor or lessee ("Real Property"), and identifies the document pursuant to which each such parcel is leased (the "Real Property Leases"). Each Real Property Lease is valid, binding and in full force and effect without any default thereunder by the Company. No real property other than that covered by the Real Property Leases is used by the Company Group in connection with the Business. Prior to the execution of this Agreement, the Company has delivered to Purchaser true and correct copies of the Real Property Leases.

         3.7 Tangible Personal Property; Investment Assets. The Company has good title to, all tangible personal property used in the conduct of the Business, including all tangible personal property reflected on the January Balance Sheet and tangible personal property acquired since January 31, 1999, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Liens disclosed in Section 3.7 of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted.

         3.8 Intellectual Property Rights. The Company has an interest in or uses only the Intellectual Property disclosed in Section 3.8 of the Disclosure Schedule, each of which the Company has all right, title and interest in. No other Intellectual Property is used or necessary in the conduct of the business of the Company. Except as disclosed in Section 3.8 of the Disclosure Schedule,
(i) the Company has the exclusive right to use the Intellectual Property disclosed in Section 3.8 of the Disclosure Schedule, (ii) all registrations with and applications to governmental agencies in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company or any Subsidiary in respect of such Intellectual Property other than those imposed by applicable law,


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(iv) the Company is not, nor has it received any notice that it is, in default
(or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (v) to the Knowledge of the Company, no such Intellectual Property is being infringed by any other Person. The Company is not infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of the Company, has been made to such effect that has not been resolved in the Company's favor.

         3.9 Litigation. Except as set forth in Section 3.9 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

         (a) there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company relating to or affecting the Company or the Business, or any of its assets and properties, and there has been no Legal Proceeding previously resolved against the Company which remains unsatisfied;

         (b) there are no facts or circumstances Known to the Company that could reasonably be expected to give rise to any Legal Proceeding that would be required to be disclosed pursuant to clause (a) above; and

         (c) there are no Orders outstanding against the Company.

Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditors' requests for information delivered in the past five years in connection with the Financial Statements (together with any updates provided by such counsel) regarding Legal Proceedings pending or threatened against, relating or affecting the Company.

         3.10 Compliance with Laws. The Company is not, nor at any time within the last five years has been, nor has it received any notice that it is or has at any time within the last five years been, in violation of or in default under any Law or Order applicable to the Company or any of its assets or properties, except to the extent such violation would not have a material adverse effect on the Company.

         3.11 Contracts.

         (a) Except as set forth in Section 3.11 of the Disclosure Schedule, the Company is not a party to any:

         (1) Contract for the employment of any officer, director, employee or consultant, or with any labor union or association that is not terminable at will without cost, liability or expense to the Company;


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         (2) Contract pursuant to which any Person who is or was an officer, director, employee, consultant, or an Affiliate or Associate of any such Person has a material interest;

         (3) Contract relating to the borrowing or lending of money, the factoring of accounts receivable or the guarantee of any obligations for borrowed money, excluding trade payables or endorsements made for purposes of collection in the ordinary course of business;

         (4) Contract having an unexpired term of more than six months after the Closing or involving payments after the Closing in excess of $25,000 in any year;

         (5) Contract for the production or supply by it of goods or services having unexpired terms (including any periods covered by options to renew exercisable by other parties) of more than 90 days after the Closing;

         (6) Contract for capital expenditures or the purchase by it of materials, supplies, equipment or services which requires payments by the Company in excess of $25,000 after the Closing;

         (7) licenses (whether as licensor or licensee of any Intellectual Property) or royalty agreements;

         (8) distributor, dealer, manufacturer's representative, sales agency, franchise or advertising Contracts;

         (9) Contract relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

         (10) Contract containing covenants not to compete in any business or geographical area or restricting it from the use or disclosure of any information in its possession; or

         (b) Except as set forth in Section 3.11 of the Disclosure Schedule:

         (1) each Contract required to be disclosed in Section 3.11(a) of the Disclosure Schedule (each, a "Material Contract") is in all material respects valid and in full force and effect;

         (2) the Company has performed in all material respects all material obligations required to be performed by it and is not in default (and with the giving of notice or the lapse of time will not be in default), and will not be in default entitling the other party thereto


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to terminate such Contract as a result of the consummation of the transactions contemplated by this Agreement, under any Material Contract;

         (3) the Company Group has not received notice that any party to any Material Contract intends or may intend to cancel or terminate any Material Contract or to exer cise or not exercise options or rights under any such Material Contract;

         (4) all liabilities and obligations of the Company required to be paid or performed by the Company on or before the Closing under all Material Contracts have been, or will have been on the Closing, duly paid in full, performed or accrued by the Company in all material respects consistent with past practices; and

         (5) the consummation of the transactions contemplated by this Agreement
(1) does not require any consent under any Material Contract, and (2) will not result in the rightful termination of any material right or privilege now enjoyed by the Company under any Material Contract.

         3.12 Absence of Certain Changes. Since April 30, 1999, other than as disclosed in Section 3.12 of the Disclosure Schedule, the Company has operated the Business in the ordinary course consistent with past practices, and has not:

         (a) entered into any transaction or incurred any liability or obligation other than in the ordinary course of business, or which was in an amount in excess of $50,000 (other than purchases and sales of inventory in accordance with past practices);

         (b) had any material change in the Condition of the Business; and

         (c) granted or agreed to grant any increase in compensation to any of its employees or to any agent, or paid or agreed to pay any bonus to any employee in excess of 5% of such employee's or agent's current salary.

         3.13 Permits. The Company has all Permits required by Law for the operation of the Business and the use of the Assets, the absence of which would have a material adverse effect on the Company. Section 3.13 of the Disclosure Schedule contains a materially complete and correct description of all such Permits. All such Permits are valid and in full force and effect. To the knowledge of the Company, there are no pending or threatened Legal Proceedings that could result in the termination or impairment of any Permit.

         3.14 Payments. No member of the Company Group, in connection with the Business or the Assets, has directly or indirectly: made any unlawful domestic or foreign political contribution; made or received any payment, or provided or received any service which were not legal to make, receive or provide; or had any transactions or payments which are not


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recorded in its accounting books and records or disclosed in its financial statements, which act or omission would have a material adverse effect on the Company.

         3.15 Insurance. Section 3.15 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the Employees or the Assets. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. In light of the nature of the Business and the Assets, the insurance policies are in amounts and have coverages that are reasonable and customary for Persons engaged in such business and having such Assets and Properties. Neither the Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         3.16 Inventories. Schedule 3.16 is a list of all inventory of the Company as of May 31, 1999 (the "Inventory"), broken down by raw materials, work in progress and finished goods (which are further broken down by ageing thereof). The value attributed to each item of Inventory on Schedule 3.16 is recorded at the lower of its cost or market price on a first-in-first-out basis. Except as set forth on Schedule 3.16, all Inventory (net of reserves) consists of current and marketable Products, raw materials and work-in-process related to the Business which are usable, and, in the case of finished products, saleable at the Company's regular prices, in the ordinary course of the Business consistent with past practices.

         3.17 Business Books and Records. Except with respect to the minute books of the Company and its subsidiaries, none of the books and records of the Company (the "Books and Records") is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not under the exclusive ownership and direct control of the Company. All Books and Records have been made available to the Parent, and they accurately record all the transactions and assets of the Company in all material aspects.

         3.18 Accounts Receivable; Accounts and Other Liabilities Payable.

         (a) Section 3.18(a) of the Disclosure Schedule is a summary Accounts Receivable aging report (the "Summary") as of June 15, 1999 which accurately reflects as of such date the dollar amount of the 30, 60, 90 and 120 day accounts receivable in each of the following three categories by customer: dresses, sportswear, denim. On or about July 15, 1999, the Company will deliver to Parent the Capital Factors Aging Report as of July 15, 1999.


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         (b) Other than as set forth on Schedule 3.18(b), the Accounts
Receivable reflected on Schedule 3.18(a), and those that will be reflected on the Accounts Receivable Schedule, arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim by any customer, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, and (vi) are not the subject of any Legal Proceedings brought by or on behalf of the Company.

         (c) Section 3.18(c) of the Disclosure Schedule lists all the creditors of the Company as of May 31, 1999 and such Schedule will be updated to accurately describe the amounts, nature, and payment due dates of all the Company's Liabilities as of the close of business on a day withing five (5) days of the Closing. The updated Schedule (the "Payables Schedule") shall be delivered to Parent at the Closing.

         3.19 Taxes. Other than as disclosed in Section 3.19 the Company has filed all Tax returns and reports required to be filed by it with respect to the Business and the Assets, all such returns and reports were accurate in all material respects, and all Taxes owed by the Company and reflected on tax returns have been paid.

         3.20 Affiliate Transactions. Except with respect to wages paid to Employees in the ordinary course of business, payments made by the Company for vehicles used by employees of the Company, payments that otherwise are not in excess of $50,000 per year per Shareholder or as disclosed in Section 3.20 of the Disclosure Schedule, (i) no officer, director, Affiliate or Associate of the Company or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate, and (iii) the Company has not engaged in any transaction or entered into any agreement with, or guaranteed any obligation of any Affiliate or Associate of a member of the Company Group. Except as disclosed in
Section 3.20 of the Disclosure Schedule, each of the transactions listed in
Section 3.20 of the Disclosure Schedule is engaged in on an arm's-length basis.

         3.21 Employees; Labor Relations; Benefits.

         (a) Section 3.21(a) of the Disclosure Schedule contains a list of the name of each employee of the Company as at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. To the knowledge of the Company, a material


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number of Employees will not cease to be Employees, or will not refuse offers of employment from Parent, because of the consummation of the transaction contemplated by this Agreement.

         (b) (i) No Employee is presently a member of a collective bargaining unit and, to the Knowledge of the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or gender, age, race or other discrimination claim has been brought during the last three years against the Company with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other governmental or regulatory Authority. Since January 1, 1996, there has been no work stoppage, strike or other concerted action by employees of the Company as against the Company. During that period, the Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

         (c) The Company has received no notices of claims or findings of violations under OSHA.

         (d) Schedule 3.21(d) of the Disclosure Schedule contains a true and complete list of each employee benefit plan within the meaning of Section 3(3) of ERISA and any other pension, retirement, profit-sharing, deferred compensation, option, bonus, welfare, medical, disability, insurance, severance, incentive or other benefit plan) maintained by the Company, or to which the Company contributes, for any of the Company's employees (each a "Plan" and, collectively, the "Plans"), setting forth the name and address of the Plans and the trustees, and the basis of the Company's contributions. True and complete copies of each of the Plans and related trusts have been furnished to Parent.

         With respect to each of the Plans on Schedule 3.21(d):

         (1) With respect to each Plan intended to be qualified under Section 401(a) of the Code, a determination letter from the Service has been received to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under
Section 501 of the Code, and the Company knows of no event which will occur through the Closing Date (including without limitation the transactions contemplated by this Agreement) which would cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

         (2) all contributions required by the Plan or by law with respect to all periods through the Closing Date shall have been made by such date (or provided for by the Company by adequate reserves on its financial statements);

         (3) no "reportable event" as described in Section 4043(c) of ERISA and with respect to which the thirty (30) day notice requirement has not been waived has occurred and is continuing with respect to the Plan;

         (4) except as disclosed on Section 3.21(c) of the Disclosure Schedule, no claim, lawsuit, arbitration or other action has been threatened in writing, asserted or instituted against the Plan, any trustee or fiduciaries thereof, the Company, other than routine claims for benefits;

         (5) all amendments required to bring the Plan into conformity with any of the applicable provisions of ERISA has been obtained and is in full force and effect;

         (6) any bonding required with respect to the Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect;

         (7) the Plan has been maintained in all material respects in accordance with its terms and the terms and the provisions of ERISA (including rules and regulations thereunder) applicable thereto;

         (8) The Company has not engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code and Section 406 of ERISA, with respect to the Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction"); and

         (9) The Company has not been notified of an audit of any Plan by the Service or the Department of Labor.

         3.22 Substantial Customers and Suppliers. Section 3.22(a) of the Disclosure Schedule lists the ten largest customers of the Company, on the basis of revenues for goods sold for the most recently-completed fiscal year. Section 3.22(b) of the Disclosure Schedule lists the ten largest suppliers of the Business, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in Section 3.29(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, or sales to the Business since December 31, 1998 or, to the Knowledge of the Company, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Section 3.22(d) of the Disclosure Schedule, to the Knowledge of the Company, no such customer or supplier is threatened with bankruptcy or insolvency.

         3.23 No Guarantees. Except as set forth on Schedule 3.23, none of the Liabilities of the Company is guaranteed by or subject to a similar contingent obligation of any other Person, nor has the Company guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom the

Company sells goods or provides services in the conduct of the Business or with whom the Company otherwise has significant business relationships in the conduct of the Business.

         3.24 Entire Business. The Merger will effectively convey to Parent the entire Business and all of the tangible and intangible property used by the Company (whether owned, leased or held under license by the Company, by any of the Company's Affiliates or Associates or by others) in connection with the conduct of the Business as heretofore conducted by the Company.

         3.25 Brokers. No Person has a valid claim against Parent, the Company or the Shareholders for a finder's fee, brokerage commission or similar payment in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby as a result of any contract, arrangement, understanding or relationship between such Person and any member of the Company Group.

         3.26 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any other schedule, certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company as to any financial forecasts or projections previously furnished to Parent or its agents by the Company or its representatives, if any, except that such financial forecast or projection has been prepared in good faith based on assumptions that are believed by the Company to have been reasonable at the time or times made; and provided, further, that no party shall be deemed to be in breach of this Section 3.26, if any misstatement or omission, when considered in the context of all of the information contained in this Agreement and the Exhibits and Schedules attached hereto, is not material to the valuation of the Company.

         3.27 Shareholder Approval; No Appraisal Rights. Each Shareholder has voted all of his or her shares in favor of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No Shareholder shall exercise any appraisal rights or similar rights to receive any consideration from the Company, other than as set forth in Section 2.1(c), for their shares of Company Common Stock, and no Shareholder has any claim of any kind or nature against the Company other than as set forth on Schedule 3.27, all of which shall be released as of Closing.

         3.28 Investment Intent.

         (a) The shares of Parent Common Stock ("Parent Shares") being issued to the Shareholders are being acquired by the Shareholders for investment for its own account, not as a nominee or agent for any other person. No member of the Company Group has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to sell or any interest therein to any third person any of the Parent Shares.

         (b) Each Shareholder has received all information it considers necessary or appropriate to decide whether to exchange the Company Shares for the Parent Shares. Each Shareholder has received a copy of Parent's Form 10-K for the fiscal year ended December 31, 1998, its Form 10-Q for the quarter ended March 31, 1999, its Form 8-K filed with the Securities and Exchange Commission on or about March 1, 1999 and its Proxy Statement for its 1999 Annual Meeting of Shareholders.

         (c) The certificates representing the Parent Shares, and the certificates for any securities issued in respect thereof or exchange therefor, shall bear the following legends:

                      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT."



                                   ARTICLE IV.

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT AND SUB

         Each of Parent and Sub, jointly and severally, represents and warrants to, and covenants with, the Company Group as follows:

         4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and California, respectively.

         4.2 Authority.

         (a) Parent and Sub each have full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties and to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Parent, Sub and their respective stockholders to authorize such execution, delivery and consummation have been duly and properly taken.

         (b) This Agreement has been duly executed by each of Parent and Sub and constitutes, and such other agreements and instruments to which each of Parent or Sub is a party, when duly executed and delivered by Parent or Sub, as applicable, will constitute, legal, valid and binding obligations of Parent or Sub, as applicable, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) The execution and delivery by Parent and Sub of this Agreement and such other agreements and instruments and the consummation of the transactions contem plated hereby and thereby will not conflict with or constitute a breach, violation or default under their respective charter documents and bylaws, any law, statute, or administrative regulation, or under any judgment, decree, order, writ, governmental permit or license or any indenture, mort gage, lease, agreement or other instrument to which it is a party or by which it or its assets or properties is bound.

         (d) No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority (other than the HSR filing) and no action on the part of the shareholders of Parent is required for the execution and delivery by Parent or Sub of this Agreement and the execution and delivery by Parent or Sub of the other agreements and instruments referred to herein or the consummation by Parent of the transactions contemplated hereby or thereby.

         4.3 Parent Shares. The Parent Shares to be issued pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will vest in the Shareholders good and valid title, free and clear of all liens, claims, encumbrances and restrictions.

         4.4 Parent SEC Reports. Parent has delivered or made available to the Company Group for its inspection each registration statement, report, proxy statement or information statement prepared by it since December 31, 1998, including (i) its Annual Report on Form 10-K for the year ended December 31, 1998, (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, (iii) its Current Reports on Form 8-K, and (iv) its Proxy Statements for its Annual Meetings of Stockholders, each in the form (including exhibits and amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports (x) were prepared in all material respects in accordance with applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Parent included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent as of its date and each of the consolidated statements of income, retained earnings and cash flows of Parent included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Parent for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. There have been no material adverse changes in the condition of Parent since the date of its most recent Quarterly Report on Form 10-Q.

         4.5 Disclosure. No representation or warranty of Parent or Sub in this Agreement and no statement in any other schedule, certificate or other list delivered to the Company Group pursuant to this Agreement (including the Parent Reports) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the state ments contained herein or therein not misleading.

         4.6 Compliance with Applicable Law. The businesses of Parent, its subsidiaries and Sub are not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on Parent, its subsidiaries or Sub. Neither Parent, its subsidiaries or Sub is a party to or subject to any judgment, decree, or order entered in any suit or proceeding brought by any governmental agency or by any other person, enjoining Parent, its subsidiaries or Sub with respect to any business practice, the acquisition of any property or the conduct of business in any area.

         4.7 No Registration. The Shares of Parent Common to be issued to Shareholders are exempt from registration under the Securities Act of 1933, as amended.

         4.8 Finders Fee. Parent has agreed to pay a finders fee to Humane, Inc. in connection with the transaction contemplated hereby and agrees that neither the Company nor any of the Shareholders shall have any obligation with respect to the payment owing to Humane, Inc..

                                   ARTICLE V.

                        FURTHER COVENANTS AND AGREEMENTS

         5.1 Conduct of Business. Except as otherwise expressly provided herein, from the date hereof until the Closing, the Company Group shall:

         (a) conduct the Business only in its ordinary course consistent with the Company's past practices and in compliance with this Agreement;

         (b) preserve intact the business organization and reputation of the Business, keep available the services of the Company's management and employees of the Busi ness, and use its commercially reasonable efforts to preserve for Parent the goodwill of suppliers, customers and others having business relations with the Business;

         (c) continue the Company's existing practices relating to maintaining and keeping its Assets in good repair and working order;

         (d) promptly notify Parent of any material adverse change subsequent to January 31, 1999 in the financial condition, results of operations, condition or prospects of the Business;

         (e) not take any action or engage in any transaction which would render any representation and warranty of the Company inaccurate in any material respect as of the date hereof or as of the Closing;

         (f) not, except in the ordinary course of business and consistent with past practice, modify, amend or waive any material provisions of, or terminate or decline to enforce, any Material Contract without the prior written consent of Parent, which consent shall not be unreasonably withheld;

         (g) not sell, lease, transfer, or otherwise dispose of, or subject to any Lien, any of its properties or assets, or cancel, release or assign any material indebtedness owed to it or any material claim held by it, except (i) in the ordinary course of business consistent with past practice, (ii) as required under any agreement relating to indebtedness for borrowed money to which the Company is a party or (iii) pursuant to contracts or agreements in force as of the date of this Agreement and listed in Schedule 5.1 hereto;

         (h) except (i) in the ordinary course consistent with past practice, or
(ii) pursuant to any agreement relating to indebtedness for borrowed money in effect on the date of this Agreement and disclosed on Schedule 5.1 hereto, not incur or assume any liabilities or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or entity (other than a Subsidiary of the Company);

         (i) other than inventory purchased in the ordinary course of business consistent with past practices, not make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof;

         (j) except for purchases and sales of inventory and merchandise in the ordinary course of business, not make any material change in any of its licenses, leases or contracts or enter into, renew or terminate any contract or agreement that calls for aggregate annual payments by the Company of $50,000 or more and which either (i) is not terminable at will on 60 days or less notice without cost, liability or expense to the Company or (ii) has a term of more than one year, provided however, the Company may extend the lease for 6000 Sheila Street, Commerce, California for an additional five year period on terms substantially similar to those contained in the current proposed lease extension attached hereto as Schedule 5.1(j);

         (k) not increase in any material respect the compensation or fringe benefits of any of its employees or pay any bonus, pension or retirement allowance not required by any existing plan, program or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of stock options or other stock-based compensation;

         (l) except as provided in the existing budgets and business plans of the Company dated April 13, 1999 delivered to Parent, not make any capital expenditures in excess of (A) $50,000 individually or (B) $150,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair;

         (m) not enter into any line of business other than the importation, manufacturing, distribution, and merchandising of apparel, the licensing of trademarks relating thereto, and the licensing of the Company's owned trademarks;

         (n) not enter into any new license agreement as licensor or licensee;
or

         (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.1.

         5.2 Consents; Permits. Each of Parent and the Company will cooperate to obtain promptly all consents, governmental authorizations, estoppel certificates and filings required to be obtained or made by it or which may be reasonably necessary to consummate the transactions contemplated by this Agreement or which are reasonably requested by the other party, including without limitation, promptly making all filings required by each of Parent and the Company under the Hart-Scott-Rodino Antitrust Improvement Act (the "Act") and the Company shall take all steps reasonably necessary to transfer all Permits to Parent if permissible under applicable law. The Company shall make its HSR Pre-Notification filing within two business days after the execution hereof and shall request early termination of any applicable waiting period.

         5.3 Access; Information. Through the Closing, the Company Group shall:

         (a) afford to the authorized representatives of Parent reasonable access, during normal business hours, to the employees, offices, plants, properties, books and records of the members of the Company Group as the same relate to the business and assets in order that Parent may have full opportunity to make such engineering, environmental, legal, financial, accounting and other reviews or investigations of the Business and the Assets as Parent shall desire to make;

         (b) instruct and use their best efforts to cause the Company Group's independent public accountants to permit Parent's independent public accountants to inspect the accounting work papers and other records relating to the Business and the Assets;

         (c) furnish to Parent and its authorized representatives such additional financial and operating data and other information regarding the Assets and Business as Parent shall reasonably request; and

         (d) permit a representative of Parent's accountants to observe the physical inventory of the Business as of the Closing Date.

         5.4 No Shopping. No member of the Company Group shall, directly or indirectly, contact, initiate, solicit, enter into or conduct any discussions or negotiations, or enter into any agreement with any person with respect to the direct or indirect sale of all or any part of the Assets (except in the ordinary course of business consistent with past practice) or the Business.

         5.5 Best Efforts. Each member of the Company Group and Parent shall use its best efforts to fulfill the conditions to its obligations hereunder and to cause its representations and warranties to remain true and correct in all material respects as of the Closing.

         5.6 Tax Matters.

         (a) Parent and the Company shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any Federal, state or local tax, including the calculation of gain, loss and basis with reference to the Purchase Price allocation made pursuant to Section 1.5(f) and the reporting of such allocation pursuant to the requirements of Section 1060(b) of the Code and Form 8594. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth in this Section 5.6.

         (b) Parent shall make available to the Company, and the Company shall make available to Parent, (i) such records as either party may require for the preparation of any Federal, state, local or other tax returns required to be filed by the Company or Parent and (ii) such records as the Company or Parent may require for the defense of any audit, examination, assessment, administrative appeal, or litigation of any such tax return in which the Company or Parent was included.

         (c) Parent and the Company shall be bound by the standard procedure described in Section 4 of IRS Rev. Proc. 84-77 for reporting wages and other compensation to the IRS, the various states and to the Employees.

         5.7 Auditable Financial Statements for 8-K. Shares of Parent's common stock are registered under the Securities Exchange Act of 1934, and, after Closing, it may be required to file a current report on Form 8-K to report the consummation of the transaction contemplated by this Agreement. In such Form 8-K, Parent will be required to include an audited balance sheet of the Company for the fiscal year ended January 31, 1999 and 1998, and the Company's statements of income, cash flow and changes in stockholders' equity for the three fiscal years preceding the 1999 balance sheet, and certain interim financial statements (the "Required Financial Statements"). From and after the Closing Date, the Company Group shall cooperate, and cause its independent accountants to cooperate, with Parent and its accountants in the preparation and audit (if necessary) of the Required Financial Statements and shall provide Parent and its accountants with full access to the Business Books and Records, and the Company Group shall cause its independent accountants to give it and Parent's accountants full access to its records and staff, for the purpose of preparing and auditing the Required Financial Statements.

         5.8 Employment Agreements. At Closing, Parent and each of Fiene and Hollis Fiene shall enter into employment agreements, substantially in the forms attached as Exhibits A and B (the "Fiene Employment Agreement" and "Hollis Employment Agreement", respectively, and collectively, the "Employment Agreements").

         5.9 Shareholder Vote. Each Shareholder hereby agrees that he or she has voted in favor of consummating the transaction contemplated hereby, will not change such vote, and will not vote in favor of any other transaction relating to the merger, consolidation, sale or exchange or similar extraordinary transaction involving the Company or its assets prior to the termination of this Agreement pursuant to Article XI hereof.


                                   ARTICLE VI.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT

         All obligations of Parent to effect the Closing hereunder are, at the option of Parent, subject to the conditions precedent that, at the Closing:

         6.1 Opinion of Counsel. Parent shall have received an opinion of counsel for the Company Group, addressed to Parent and dated as of the Closing, substantially in the form of Exhibit C.

         6.2 Performance by the Company Group. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by a member of the Company Group on or before the Closing shall have been complied with and performed in all material respects.

         6.3 Representation and Warranties. The representations and warranties made by members of the Company Group in this Agreement shall be true and correct in all material respects when made and as of the Closing.

         6.4 No Actions or Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order which is in effect and makes illegal or prohibits the consummation of the transactions contemplated by this Agreement; provided that Parent shall have used reasonable efforts to obtain the removal of any Order if such Order is against Parent.

         6.5 No Certain Material Adverse Change. There shall have been no material adverse change in Condition of the Business since April 30, 1999.

         6.6 Satisfaction of Counsel. All corporate and other actions and proceedings in connection with the transactions contemplated hereby, all resolutions, documents and instruments incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for Parent.

         6.7 Third Party Consents; Permits and Approvals. The Company shall have delivered to Parent consents from all third parties required to transfer the Business and the Assets ("Required Consents"). All Permits and Approvals used, or required by Law to be used, in connection with the Business and the Assets, or required in connection with the consummation by the Company Group of the transactions contemplated by this Agreement (collectively, "Required Permits and Approvals") shall have been obtained by the Company Group on or prior to the Closing. Without limiting the generality of the foregoing, the Hart-Scott-Rodino Act pre- merger notification waiting period applicable to the transactions contemplated hereby shall have expired or have been terminated.

         6.8 CIT Approval. The CIT Group/Commercial Services, Inc. shall have approved the transaction contemplated by the Agreement and shall have agreed to provide financing for the Company following the Closing on terms substantially similar to those terms on which it currently provides working capital financing to Parent's other subsidiaries.

         6.9 XOXO Outlets, Inc. The Company shall be the sole owner of all shares of XOXO Outlets, Inc. ("Outlets").

         6.10 Termination of Affiliate Transactions. All agreements or obligations between the Company and any Shareholder or Director of the Company shall have been terminated other than for any accrued compensation to the extent consistent with past practices.

         6.11 Release of Liens. All liens on the Company Common Stock shall be released.

                                  ARTICLE VII.

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         All obligations of the Company Group to effect the Closing hereunder are, at its option, subject to the conditions precedent that, at the Closing:

         7.1 Performance by Parent. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Parent on or before the Closing shall have been complied with and performed in all material respects.

         7.2 Representations and Warranties. The representations and warranties made by Parent in this Agreement shall be true and correct in all material respects as of the Closing.

         7.3 No Actions or Proceedings. No Legal Proceeding shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         7.4 Satisfaction of Counsel. All corporate and other actions and proceedings in connection with the transactions contemplated hereby, all resolutions, documents and instruments incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for the Company.

         7.5 Opinion of Counsel to Parent. The Shareholders shall have received an opinion of counsel for Parent, addressed to the Company Group and dated as of the Closing, substantially in the form of Exhibit D.

         7.6 Shareholders Agreement. The Simon Group LLC and the Company shall have executed and deliver to the Shareholders the Shareholders Agreement in the form of Exhibit E.

         7.7 No Certain Material Adverse Change. There shall have been no material adverse change in the financial condition of Parent since March 31, 1999.

         7.8 Hart-Scott-Rodino. The Hart-Scott-Rodino Act pre-merger notification waiting period applicable to the transactions contemplated hereby shall have expired or have been terminated.

         7.9 Consents. Parent shall have delivered to the Company consents from all third parties whose consent to the transaction contemplated hereby is required.

                                  ARTICLE VIII.

                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

         8.1 The Company Group Closing Documents and Actions.

         (a) At the Closing, the Company Group shall deliver, or cause to be delivered, to Parent the following, executed by all parties thereto other than
Parent:

         (1) a certificate of officer of the Company, substantially in the form attached as Exhibit F;

         (2) a certificate of the Company's Secretary, substantially in the form attached as Exhibit G;

         (3) a manually signed report of the Company's independent public accountants for the Company's fiscal years ended January 31, 1998 and 1999;

         (4) a certificate of good standing of the Company of recent date from the Secretary of State of California;

         (5) evidence that the Company has requested a "Certificate of Release of Buyer" (Form DE2220) from the Employment Development Department of the State of California (certifying either no amounts are due and owing from the Company or releasing Parent from any liability therefrom);

         (6) the Inventory Schedule;

         (7) the Accounts Receivable Schedule;

         (8) the Payables Schedule;

         (9) the opinion of counsel referred to in Section 5.1;

         (10) Required Consents and Required Permits and Approvals;

         (11) the Employment Agreements, executed by Fiene and Hollis Fiene;

         (12) such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

         8.2 Documents to be Delivered by Parent. At the Closing, Parent shall deliver, or cause to be delivered, the following:

         (a) to each of the Shareholders, the Purchase Price, in the manner and form required in Section 1.2;

         (b) to each of the Shareholders, a certificate of officer of Parent, substantially in the form attached as Exhibit H;

         (c) to each of the Shareholders, a certificate of Parent's Secretary, substantially in the form attached as Exhibit I;

         (d) to each of Fiene and Hollis Fiene, the Employment Agreements, executed by Parent;

         (e) to each of the Shareholders, the Shareholders Agreement;

         (f) to each option holder, his or her option agreement under the Parent's stock option plan for such number of options as are set forth on
Schedule 8.2(f); and

         (g) to the appropriate parties, such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

                                   ARTICLE IX.

                          SURVIVAL AND INDEMNIFICATIONS

         9.1 Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect, subject to all limitations and other provisions contained in this Agreement.

         9.2 Indemnification by the Company Group. Each member of the Company Group hereby agrees, jointly and severally, to indemnify and hold harmless Parent and its successors, assigns and affiliates (and its and their respective directors, officers, employees, agents and Representatives) from and against any and all claims, damages, liabilities, fines, liens, losses or other obligations whatsoever, together with costs and expenses, including fees and dis bursements of counsel and expenses of investigation, incurred in connection therewith or in connection with the enforcement of the indemnifying party's indemnification obligations hereunder (collectively, "Losses") arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty or covenant of any member of the Company Group contained in this Agreement or in any agreement, certificate or other instrument delivered by any member of the Company Group pursuant to this Agreement. Notwithstanding the foregoing, Hanson shall only be liable with respect to losses resulting from the breach by her of Sections 3.2(b) (but only to the extent of losses resulting from the circumstance that the shares of Common Stock owned by Hanson are not free and clear of any liens, claims, mortgages, encumbrances, pledges, security interest, equities and charges of any kind), 3.27 and 3.28.

         9.3 Indemnification by Parent.

         (a) Parent hereby agrees to indemnify and hold harmless the Company and each Shareholder and their Affiliates (and their respective directors, officers, employees, agents and representatives) from and against any and all Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty, covenant or agreement of Parent contained in this Agreement or in any agreement, certificate or other instru ment delivered by Parent pursuant to this Agreement.

         (b) Parent will indemnify and hold Fiene harmless from and against any liability which arises under the guaranty of any liability of the Company made by Fiene prior to Closing under the Company's factoring agreement with Capital Factors and any of its Affiliates or other related parties and the lease for premises located at 1466 North Broadway, New York, N.Y.

         9.4 Notices, etc. Each indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "Claims") for which such indemnified party intends to assert a right to indemnification under this Agreement, identify all provisions of this Agreement under which the Claims arise, and set forth the Claim in reasonable detail. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Claim by a third party which gives rise to Indemnification. With respect to such Claim relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indem nifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, delayed or conditioned, prior to ceasing to defend, settling or otherwise disposing of any Claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

         9.5 Reimbursement of Costs. The costs and expenses, including fees and disbursements of counsel and expenses of investigation, incurred by any indemnified party in connection with any Claim shall be reimbursed on a quarterly basis by the indemnifying party, without prejudice to the indemnifying party's right to contest the indemnified party's right to indemnification and subject to refund in the event the indemnifying party is ultimately held not to be obligated to indemnify the indemnified party.

         9.6 Limitations.

         (a) Notwithstanding anything to the contrary contained herein and notwithstanding any statute of limitations, the obligation of the Company Group to indemnify Parent, their Affiliates and their respective directors, officers, employees, agents and representatives for any Loss (other than a Loss resulting from a breach of the representations contained in Sections 3.2 or 3.19, which shall survive indefinitely) with respect to a Claim arising out of the breach of any representation, warranty or covenant (other than those contained in Article
10) made by the Company Group in this Agreement, shall terminate one year after the Closing, if no notice of Claim is given prior to that time. Claims pending on, or asserted prior to, the expiration of the time period specified above may continue to be asserted and shall be indemnified against.

         (b) Notwithstanding anything to the contrary contained herein, neither party shall be required to indemnify the other for Losses arising from a breach of a representation until such losses aggregate (x) $50,000 or (y) in the case of indemnification by a Shareholder, in excess of the consideration payable to such Shareholder under Section 2.1(c) hereof.

         9.7 Manner of Payment. All amounts payable by any member of the Company Group pursuant to this Article IX shall be payable in cash, but no amount shall be required to be actually paid until 15 months from the date hereof, although Parent may commence an action and obtain a judgment prior to that time; provided however, if any member of the Company Group has not been provided with the opportunity to sell all or a sufficient number of shares of Common Stock of Parent under Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended, or otherwise, to fully satisfy his or her indemnification obligation(s) hereunder, then the time period provided for herein to make such payment shall be extended until 90 days following the date upon which such Shareholder has been able to sell all or a sufficient number of shares of Common Stock of Parent to satisfy his or her indemnification obligation hereunder.

                                   ARTICLE X.

                             POST CLOSING AGREEMENTS

         10.1 Business Covenant.

         (a) Gregg Fiene (but not the other Shareholders) agrees that, for a period of 18 months following the termination of the Fiene Employment Agreement neither he nor any of his Affiliates will in any way, directly or indirectly, take away or interfere or attempt to interfere with any custom, trade, business or patronage of Parent and its Affiliates relating to the Business, and will not, without Parent's prior written consent, (x) engage in any business, directly or indirectly, that competes with the Business, (y) hire any employee of Parent unless Parent first terminates the employment of such employee, or (z) disclose or use, in any manner, any confidential information related to the Business or the Assets or use any Intellectual Property used in connection with the Business other than in connection with his employment obligations; provided, however, that if the Fiene Employment Agreement is terminated without Cause or if Gregg Fiene terminates the Fiene Employment Agreement for Good Reason (each as defined in the Fiene Employment Agreement), and Parent fails to pay him amounts due thereunder within the time period set forth therein, the restrictions set forth in this Section 10.1(a) shall not apply; provided further, that nothing contained in this Section 10.1(a) shall release Parent from its obligations timely to make all payments owing under the Fiene Employment Agreement.

         (b) Gregg Fiene acknowledges that his failure to comply with the provisions of Section 10.1(a) will result in irreparable and continuing damage for which there will be no adequate remedy at law and that, in the event of a failure to comply, the aggrieved party and their successors, legal representatives and assigns may be entitled to injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of Section 10.1(a).

         10.2 Mail. Effective from consummation of the Closing, Parent shall have the right to receive and open all mail, packages and other communications addressed to the Company, and the Company Group agrees promptly to deliver to Parent any such mail, packages or other communications received by any member of the Company Group.

         10.3 Further Assurances. From and after the Closing, upon the reasonable request of Parent the members of the Company Group shall execute, acknowledge and deliver all such further documents as may be reasonably requested to evidence or effect the transactions contemplated hereby.

         10.4 Use of Names. After the Closing, no member of the Company Group nor any of its affiliates, successors or assigns shall adopt or otherwise commercially use the name "Lola" or "XOXO" or any variation thereof or any trade name, trademark or service mark used in connection with the Business.

         10.5 Financial Records.

         (a) Each party hereby agrees that, after Closing, it shall make available to the other all work papers, records and notes of any kind, at all reasonable times, for the purpose of allowing the appropriate party to complete tax returns, respond to audits, obtain refunds, make any determination required under this Agreement, verify issues and negotiate settlements with tax authorities or defend or prosecute tax claims.

         (b) After the Closing, Parent shall (i) afford to the Company, its counsel and accountants, during normal business hours, reasonable access to the books, records and data relating to the Business or the Assets with respect to the period through the Closing Date, and (ii) cooperate with the Company, at the Company's expense, in connection with any fact-finding by or on behalf of the Company in connection with any claims made against the Company.

                                   ARTICLE XI.

                                   TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

         11.1 Material Breach. By a non-breaching party, in the event of a material breach of any representation, warranty, condition or agreement contained in this Agreement that is not cured within 30 days of the time that written notice of such breach is received by such other party from the party giving notice.

         11.2 Consummation of Merger. If the Merger shall not have been consummated on or before August 15, 1999; provided, in the case of a termination pursuant to this Section 11.2, the terminating party shall not have materially breached its obligations hereunder in any manner that shall have contributed to the failure to consummate the Merger by such date.

         11.3 Mutual Consent. By mutual written consent of Parent and the Company authorized by their respective Boards of Directors.

         11.4 Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 11, no party hereto (or any of its Affiliates) shall have any liability to any other party to this Agreement, except that if termination of this Agreement shall be judicially determined to have been caused by a breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and the related documentation and the enforcement of this Agreement.

                                  ARTICLE XII.

                                   DEFINITIONS

         12.1 Defined Terms. As used in this Agreement, the following terms have the meanings indicated below:

         "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

         "Approvals" shall mean authorizations, consents or other orders or actions of or filings with any Body or third party including landlords, lessors and lienors required to be obtained or made by a member of the Company Group in connection with the execution, delivery and performance of this Agreement or the consummation by the members of the Company Group of the transactions contemplated hereby.

         "April Balance Sheet" means the Company's balance sheet as of April 30, 1999.

         "April Financial Statements" means the April Balance Sheet and statement of income and changes in financial position for the four months ended April 30, 1999.

         "Associate," in reference to any Person, means (i) any corporation, partnership or other entity of which any such Person is an officer or partner or is, directly or indirectly, a beneficial owner (including shares held by any parent, child, sibling or spouse) of 10% or more of any class of equity securities; (ii) any trust or estate in which any Person has a substantial beneficial interest or as to which any such Person serves as trustee or in a similar fiduciary capacity; and (iii) any parent, child, sibling or spouse of any such Person, or parent, child or sibling of such spouse.

         "Benefit Plans" means all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA), bonus, deferred compensation, incentive or other compensation plans or arrangements, and other employee fringe benefit plans at any time maintained, or contributed to, by the Company for the benefit of any employees, officers or directors.

         "Body" means any court, arbitration agency or panel, or any governmental department, commission, bureau, board or instrumentality.

         "Business" means the design, manufacture, sale or licensing of apparel as currently conducted by the Company.

         "Compliance Matters" means any Law including OSHA, Environmental Laws, and ERISA to which the Company, the Business or the Assets may be subject prior to the Closing.

         "Condition of the Business" means the business, conditions (financial or otherwise), results of operations, Assets and Properties of the Business.

         "Contracts" means all agreements, leases, rental agreements, insurance policies, collective bargaining agreements, union contracts, licenses, employee plans, purchase orders, sales orders, commitments, confidentiality non-use or non-disclosure agreements, and all other binding arrangements, whether written or oral, express or implied, of the Company or relating to the Business or an Asset.

         "Disclosure Schedule" means the record delivered to Parent by the Company Group herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and material as are required to be included therein by the Company Group pursuant to this Agreement.

         "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with the Company (within the meaning of Section 414 of the Code).

         "Financial Statements" means the (i) balance sheets of the Company as of January 31, 1999 and 1998, and (ii) statements of income and changes in financial position of the Company for the years then ended together with a true and correct copy of the report on such information by the Company's Auditors, and all letters from such accountants with respect to the results of such audit; and (b) April Financial Statements.

         "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "Income Taxes" means (i) all Federal, state, local or foreign income or franchise taxes of the Company or other taxes or charges imposed on or with respect to the Company's net income or capital, together with any interest or penalties or additions to tax imposed with respect thereto and (ii) any obligations under any agreements with respect to any Income Taxes.

         "Intellectual Property" means all Patents and patent rights, Trademarks and trademark rights, Trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings,

Know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         "Inventory" means all Products, work in process, finished goods, raw materials, supplies and packaging materials of the Company, whether current, excess or obsolete.

         "Knowledge of the Company" or "Known to the Company" means the actual knowledge of any officer or director of the Company.

         "Know-how" means all laboratory journals, trade secrets (including, without limitation, proprietary or confidential information and use and application know-how), formulas, processes, product designs, manufacturing, engineering and other drawings, computer databases and software, technology, technical information, safety information, engineering and technical data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and information and similar data of the Company.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States of America, any foreign country or any domestic or foreign state, county, city or other political subdivision, or of any Body.

         "Legal Proceeding" means any suit, action, arbitration, governmental investigation, or legal, administrative or other proceeding.

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Body.

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Order" means any judgment, order, writ, injunction or decree of any Body.

         "Patents" means United States and foreign patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures, and all other patent and ancillary rights of the Company (including those as licensee or licensor or of the Company pertaining to the Business).

         "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

         "Permits" means the franchises, licenses, permits and governmental and regulatory authorizations and approvals used, or which are required by Law to be used, by the Company in connection with the Assets and the Business.

         "Person" means any natural person, corporation, association, partnership, joint venture or other entity.

         "Products" means all products and services designed, developed, manufactured, produced, serviced, imported, marketed, dealt in, sold or distributed by the Company as of the date hereof together with any additions and deletions made in the ordinary course of business.

         "Product Liability Claims" means all claims and actions arising from the use prior to the consummation of the Closing by the Company of any Product, for injuries alleged to have been caused by such Product.

         "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

         "Representatives" means with respect to any Person, such Person's officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

         "Taxes" means all taxes, customs duties or similar fees, assessments or charges of any kind whatsoever required to be paid or collected and remitted by a member of the Company Group, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign with respect to such Taxes and any obligations under any agreements with respect thereto.

         "Trademarks" means trademarks, registrations thereof, pending applications therefor, and such unregistered rights as are used in the Business.

         "Trade Names" means the trade names, brand marks, service marks, trade dress, brand names, logos and all other names and slogans embodying Business or Product goodwill of the Company.

         12.2 Accounting Terms. Any accounting terms used in this Agreement, unless otherwise specifically provided, shall have the meanings customarily given them in accordance with GAAP, and all financial computations, statements and reports hereunder, unless otherwise specifically provided, shall be in accordance with GAAP. An "audited" financial statement means one with an independent auditor's report of audit thereon containing no qualification or exception.

         12.3 Other Rules of Construction. Unless the context of this Agreement requires otherwise (a) references in this Agreement to Articles, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement; (b) words in the singular include the plural and in the plural include the singular;
(c) the word "or" connotes both the disjunctive and conjunctive of the terms affected, unless otherwise expressly stated; (d) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire agreement; (e) the terms "include," "includes," "including" and derivative or similar words shall be deemed to include the phrase "without limitation"; (f) the phrase "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company Group in connection with the Business; and (g) words of any gender including each other gender. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

         13.1 Amendments and Waivers. This Agreement may be modified or amended only by written instrument signed by the parties hereto.

         13.2 Transferability.

         (a) The respective rights and obligations of each party hereto shall not be assignable by such party without the written consent of the other parties hereto.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         13.3 Notices. Any notice, request or other document to be given hereunder to a party hereto shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, or by Federal Express (priority service), and by telephone facsimile transmission ("fax") confirmed by telephone, as follows:

         If to Parent, to:

         Aris Industries, Inc.
         1411 Broadway
         New York, NY 10018
         Attention: Arnold H. Simon, Chairman
         Telephone No.: 212-642-4300

          Facsimile Transmission No.: 212-642-4265

                with a copy to:

          Shapiro Forman & Allen LLP
          380 Madison Avenue
          New York, NY 10017
          Fax No. (212) 557-1275
          Attention:  Robert W. Forman, Esq.

          If to any member of the Company Group, to:

          Lola, Inc.
          6000 Sheila St.
          Commerce City, CA 90040
          Attn: Gregg Fiene

                with copies to:

          Julie M. Kaufer, Esq.
          Troop Steuber Pasich Reddick & Tobey, LLP
          2029 Century Park East, 24th Floor
          Los Angeles, CA  90067

          Jeffrey F. Gersh, Esq.
          Zimmerman Rosenfeld Gersh & Leeds, LLP
          9107 Wilshire Blvd.
          Beverly Hills, CA 90210

Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties.

         13.4 Remedies. Each party acknowledges and agrees that the other party would be irreparably damaged in the event any of the provisions of this Agreement were not performed by it in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction to prevent breaches of such provisions and to specifically enforce such provisions, in addition to any other remedy to which such party may be entitled, at law or in equity. If the transaction contemplated by this Agreement fails to close because of the nonfulfillment of any condition to Parent's obligation, or as a result of any breach by the Company Group under this Agreement, in addition to any other remedies available to it, Parent shall be entitled to receive from the Company Group all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby including, all legal fees and disbursements, all accounting fees and disbursements, all environmental audit fees and disbursements, and all other costs and expenses associated with Parent's "due diligence" investigation of the Company, the Assets and the Business.

         13.5 Partial Invalidity. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         13.6 Expenses. Except as otherwise expressly provided in this Agreement whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby. In the event this Agreement is terminated other than as a result of a breach by Parent, and the Company or Stockholder enter into an agreement to sell substantially all of the Business or Assets or a majority of the capital stock of the Company (a "Subsequent Transaction"), the Company Group shall pay Parent a Termination Fee, consisting of (x) a "reimbursement amount" equal to Parent's actual expenses in connection with the transactions contemplated hereby (i.e., the actual out-of-pocket expenses incurred in connection with negotiating, preparing and presenting the Letter of Intent, this Agreement and related documents, conducting due diligence, preparing for the Closing, and resolving issues relating to same), plus a "topping payment", equal to the sum of 25% of the excess of any consideration payable to members of the Company Group in the Subsequent Transaction over the sum of the consideration to be paid by Parent hereunder. Payment of any Termination Fee shall be made promptly, but in no event later than the closing of the Subsequent Transaction.

         13.7 Confidentiality. Unless (a) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Body) or by other requirements of Law or (b) disclosed in a Legal Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either before or after the furnishing of such documents or information hereunder) through no fault of such receiving party, or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that following the Closing the foregoing restrictions will not apply to Parent's use of documents and information concerning the Company. If the transactions contemplated hereby are not con summated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

         13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         13.9 Section Headings. The section headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.10 Entire Agreement. This Agreement, together with the Schedules and Exhibits and the agreements and instruments delivered pursuant hereto, contains the entire agreement between the parties, and supersede all prior agreements and understanding between them relating to the subject matter hereof.

         13.11 Publicity. No member of the Company Group shall issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior approval of the Parent (which shall not be unreasonably withheld or delayed), except as may be required by law or the regulations of any securities exchange.

         13.12 Joint and Several Obligations. Each member of the Company Group is jointly and severally responsible for the agreements, covenants, representations, warranties and obligations of any member of the Company Group contained in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the day and year first above written.

                                           ARIS INDUSTRIES, INC.



                                            By: /s/ Arnold Simon
                                                ----------------------------


                                            XOXO ACQUISITION CORP.

                                            By: /s/ Arnold Simon
                                                ----------------------------
                                                LOLA, INC.



                                            By: /s/ Gregg Fiene
                                                ----------------------------

                                             SHAREHOLDERS:


                                                /s/ Gregg Fiene
                                                ----------------------------
                                                 GREGG FIENE


                                                /s/ Michele Bohbot
                                                ----------------------------
                                                 MICHELE BOHBOT


                                                /s/ Lynne Fiene Hanson
                                                ----------------------------
                                                 LYNNE FIENE HANSON

                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedules
---------

1.4     List of all issued and outstanding Company Common Stock.
3.1(a)  List of all jurisdictions in which the Company is in good standing or qualified to do business.
3.1(b)  List of all entities in which the Company has an interest or equity.
3.2(b)  List of all shareholders owning Company Common Stock and the number of shares owned by each.
3.4     List of all current directors and officers including positions held as of the Closing
        Date.
3.5(c)  Certain of the Company's liabilities.
3.6     List of all Real Property Leases.
3.7     List of all tangible personal property owned by the Company including any liens thereon.
3.8     List of Intellectual Property Rights.
3.9     List of all pending, threatened or unresolved litigation.
3.11    List of all Contracts.
3.13    List of all Permits.
3.15    List of all Insurance Policies.
3.16    List of all Inventory as of May 31, 1999.
3.18(a) Accounts Receivable Aging Report as of June 15, 1999.
3.18(c) All creditors of the Company as of May 31, 1999.
3.20    Affiliate Transactions.
3.21(a) List of all employees, salary, incentive bonus or any bonus arrangements.
3.21(d) Employee Benefit Plans.
3.22    List of 10 largest customers and 10 largest suppliers.
3.23    List of all Guarantees.
3.27    Shareholder Claims against the Company.

Exhibits
--------

A    Form of Fiene Employment Agreement
B    Form of Holly Employment Agreement
C    Form of Opinion of Counsel to Company Group
D    Form of Opinion of Counsel to Parent
E    Form of Shareholders Agreement between Fiene, the Simon Group and the
     Company
F    Company's Officers' Certificate
G    Company's Secretary's Certificate
H    Parent's Officer's Certificate
I    Parent's Secretary's Certificate


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